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                                   Exhibit 1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-24953) pertaining to the OHM Corporation Retirement Savings Plan and in the related Prospectus of our report dated May 2, 1997, with respect to the financial statements and schedules of OHM Corporation Retirement Savings Plan included in the Annual Report (Form 11-K) for the year ended December 31, 1996.

                                                               ERNST & YOUNG LLP

Columbus, Ohio
June 25, 1997